EXHIBIT 23.17

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CPAC, Inc. and Subsidiaries of our report dated June 15, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in CPAC, Inc. and Subsidiaries' Form 10-K for the fiscal year ended March 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York

November 23, 2004

8